POWER OF ATTORNEY


     The undersigned Trustees of The RISA Investment Trust, a Delaware business trust (the "Trust"), do hereby constitute and appoint O. Sam Folin, President and Chief Financial Officer of the Trust and Brian S. Vargo, Esquire their true and lawful agents and attorneys-in-fact, in their name, place and stead, to file the Trust's Registration Statement on Form N-1A, including all exhibits, or amendments thereto, with the United States Securities and Exchange Commission, as such attorneys-in-fact may, from time to time, determine in each of their sole discretion to be necessary, desirable or appropriate and, to the fullest extent to which the undersigned might perform the same, to engage in all other acts and deeds which may be necessary, desirable or appropriate to effect the foregoing filings upon such terms as such attorneys-in-fact may approve in each of their sole discretion.

     This Power-of-Attorney shall be binding upon each of the Trustees and shall expire when revoked in writing by a Trustee.

     The undersigned Trustees hereby execute this Power of Attorney as of this 21st day of July, 1999.

         Name                                          Title
         ----                                          -----

Oliver St. C. Franklin                       Chairman of the
-----------------------------                Board of Trustees
Oliver St. C. Franklin


O. Sam Folin                                 Trustee
-----------------------------
O. Sam Folin


Emma Chappell                                Trustee
-----------------------------
Dr. Emma Chappell


Carolyn B. Lewis                             Trustee
-----------------------------
Carolyn B. Lewis


James L. McDonald                            Trustee
-----------------------------
James L. McDonald